UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 14, 2005
MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

4200 STONE ROAD
KILGORE, TEXAS	75662
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (903) 983-6200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.
     On November 14, 2005, Martin Midstream Partners L.P. (the “Partnership”) paid to the holders of its common and subordinated units a cash distribution of $0.57 per unit for the third quarter of 2005. Immediately following payment of this cash distribution, 850,672 of the Partnership’s subordinated units held by Martin Product Sales LLC, Martin Resource LLC and Midstream Fuel Service LLC were automatically converted on a one-for-one basis into 850,672 common units of the Partnership. The conversion occurred pursuant to the terms of the Partnership’s Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) as a result of the Partnership’s achievement of certain financial goals set forth in the Partnership Agreement. In accordance with the Partnership Agreement, the converted subordinated units are to be allocated among the existing holders of the subordinated units on a pro rata basis based on the number of subordinated units held by each such holder. The common units into which the subordinated units have been converted are being issued in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.
By:	Martin Midstream GP LLC
Its General Partner

Date: November 16, 2005	By:	/s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and Chief Financial Officer

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